EXHIBIT 3.2
                                     BYLAWS
                                       OF
                    SUNRISE INTERNATIONAL LEASING CORPORATION

                                   ARTICLE 1.

                                     OFFICES

     1.1) Offices. The registered office of the corporation shall be located 1013 Centre Road, in the City of Wilmington, State of Delaware. The corporation may also have offices and places of business at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE 2.

                            MEETINGS OF STOCKHOLDERS

     2.1) Time and Place. The annual meeting and all special meetings of stockholders may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.2) Annual Meetings. The annual meeting of stockholders shall be held on such day of such month of each year as shall be determined by the Board of Directors or, if the Board shall fail to act, by the President. At the annual meeting the stockholders, voting as provided in the Certificate of Incorporation or by law or in these Bylaws, shall elect directors and shall transact such other business as may properly be brought before the meeting.

     2.3) Special Meetings. Special meetings of the stockholders entitled to vote shall be called by the Secretary at any time upon request of the Chairman of the Board, the President, or the Board of Directors (acting upon majority vote). In addition, special meetings of the stockholders entitled to vote may be called by a shareholder or shareholders holding ten percent (10%) or more of the voting power of all shares entitled to vote who shall demand such special meeting by giving written notice of demand to the President, Secretary, Treasurer, Chairman of the Board or any other director specifying the purposes of the meeting.

     2.4) Notice. Written notice of the place, date and hour of any annual or special meeting of stockholders shall be given personally or by mail to each stockholder entitled to vote thereat, at such shareholder's address as it appears on the records of the corporation, not less than ten (10) nor more than sixty (60) days prior to the meeting. Notice of any special meeting shall state the purpose or purposes for which the meeting is called.

     2.5) Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced at the time and place of the meeting, and open for inspection by any stockholder during the meeting.

     2.6) Quorum and Adjourned Meetings. The holders of a majority of all shares outstanding and entitled to vote, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting of the stockholders. In case a quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided, however, if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session shall be given in the manner heretofore described. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

     2.7) Voting. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one (1) vote for each share of stock having voting power standing in his name on the books of the corporation. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters shall be determined by vote of a majority of the shares present or represented at such meeting and voting on such questions.

     2.8) Order of  Business.  The  suggested  order of  business  at the annual
meeting  and,  to  the  extent  appropriate,   at  all  other  meetings  of  the
stockholders shall, unless modified by the presiding chairman, be:

                  (a)      Call of roll
                  (b)      Proof of due notice of meeting or waiver of notice
                  (c)      Determination of existence of quorum
                  (d)      Reading and disposal of any unapproved minutes
                  (e)      Annual reports of officers and committees
                  (f)      Election of directors
                  (g)      Unfinished business
                  (h)      New business
                  (i)      Adjournment.

                                   ARTICLE 3.

                                    DIRECTORS

     3.1) Number, Qualification and Term of Office. The Board of Directors shall consist of one or more members. The number of members of the first Board (if not named in the Certificate of Incorporation) shall be determined by the incorporator. Thereafter, such number shall be fixed from time to time by action of the stockholders or the Board of Directors and may be increased or decreased by the stockholders or the directors. Each director shall hold office until his successor shall have been elected and qualified or until such director's earlier death, resignation, disqualification, removal or otherwise.

     3.2) Vacancies on Board of Directors. If a vacancy on the Board of Directors occurs by reason of death, resignation, disqualification, removal or otherwise, or if a newly created directorship results from an increase in the number of directors, such vacancy may be filled for the unexpired term by a majority of the directors then in office although less than a quorum, or by the sole remaining director. Each person so elected shall be a director until such director's successor is elected by the stockholders, who may make such election at their next annual meeting or any special meeting duly called for that purpose.

     3.3) Quorum and Voting. A majority of the total number of directors shall constitute a quorum for the transaction of business; provided, however, that if any vacancies exist by reason of death, resignation, disqualification, removal or otherwise, a majority of the remaining directors shall constitute a quorum for the purpose of filling of such vacancies. Except as otherwise required by law or the Certificate of Incorporation, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     3.4) Board Meeting; Place and Notice. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Delaware that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally, or in writing, or by attendance. Any director may call a Board meeting by giving notice to all directors of the date and time of the meeting, which notice shall be given in sufficient time for the convenient assembly of the directors thereat. The notice need not state the purpose of the meeting, and may be given by mail, telephone, telegram, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

     3.5) Compensation. Directors and members of any committee of the Board shall receive only such compensation therefor as may be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to exclude any director from serving the corporation in any other capacity and receiving proper compensation therefor.

     3.6) Committees of the Board. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each to consist of one or more of the directors, each of which, to the extent provided in such resolution, shall have and may exercise the authority of the Board in the management of the business of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     3.7) Order of Business. The suggested order of business at any meeting of the Board of Directors shall, to the extent appropriate and unless modified by the presiding chairman, be:

                  (a)      Roll call
                  (b)      Proof of due notice of meeting or waiver of notice,
                              or unanimous presence and declaration by President
                  (c)      Determination of existence of quorum
                  (d)      Reading and disposal of any unapproved minutes
                  (e)      Reports of officers and committees
                  (f)      Election of officers
                  (g)      Unfinished business
                  (h)      New business
                  (i)      Adjournment.

                                   ARTICLE 4.

                                    OFFICERS

     4.1) Number and Designation. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect or appoint a Chairman of the Board, one or more Vice Presidents and such other officers and agents as it may from time to time determine. Any number of offices may be held by the same person.

     4.2) Election, Term of Office and Qualifications. Unless otherwise provided at the time of election or appointment, each officer shall hold office until such officer's successor is elected or appointed and shall qualify or until such officer's earlier death or resignation; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the entire Board of Directors (without prejudice, however, to any contract rights of such officer).

     4.3) Vacancies in Offices. If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy may be filled for the unexpired term by the Board of Directors.

     4.4) Chairman of the Board. The Board of Directors may, in its discretion, elect one of its number as Chairman of the Board. Unless the Board shall otherwise decide, the Chairman shall preside at all meetings of the stockholders and of the Board and shall exercise general supervision and direction over the more significant matters of policy affecting the affairs of the corporation, including particularly its financial and fiscal affairs. The Chairman of the Board may call a meeting of the Board whenever the Chairman deems it advisable.

     4.5) President. The President shall have general active management of the business of the corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and Board of Directors. Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer of the corporation and shall see that all orders and resolutions are carried into effect. The President shall be a member of all standing committees and shall perform all duties usually incident to the office of President and such other duties as may from time to time be assigned to the President by the Board.

     4.6) Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the powers and duties of the President until a successor President has been appointed and qualified.

     4.7) Secretary. The Secretary shall be secretary of and shall attend all meetings of the stockholders and Board of Directors. The Secretary shall act as clerk and shall record all the proceedings of such meetings in the minute book of the corporation. The Secretary shall give proper notice of meetings of stockholders and directors. The Secretary may, with the Chairman of the Board, President or Vice President, sign all certificates representing shares of the corporation and shall perform the duties usually incident to the Secretary's office and such other duties as may be prescribed by the Board of Directors from time to time.

     4.8) Treasurer. The Treasurer shall keep accurate accounts of all moneys of the corporation received or disbursed, and shall deposit all moneys, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time. The Treasurer shall have power to endorse for deposit the funds of the corporation as authorized by the Board of Directors. The Treasurer shall render to the Chairman of the Board, President and the Board of Directors, whenever required, an account of all of the Treasurer's transactions as Treasurer and statements of the financial condition of the corporation, and shall perform the duties usually incident to such office and such other duties as may be prescribed by the Board of Directors from time to time.

     4.9)  Other  Officers.  The  Board of  Directors  may  appoint  one or more
Assistant Secretaries, one or more Assistant Treasurers, and such other officers, agents and employees as the Board may deem advisable. Each officer, agent or employee so appointed shall hold office at the pleasure of the Board and shall perform such duties as may be assigned by the Board, Chairman of the Board or President.

                                   ARTICLE 5.

                            SHARES AND THEIR TRANSFER

     5.1) Certificates of Stock. Every owner of stock of the corporation shall be entitled to a certificate, in such form as the Board of Directors may prescribe, certifying the number of shares of stock of the corporation owned by such stockholder. The certificates for such stock shall be numbered (separately for each class) in the order in which they shall be issued and shall be signed in the name of the corporation by the Chairman of the Board, President or a Vice President, and by the Secretary, Assistant Secretary, Treasurer, or Assistant Treasurer. Any signature upon a certificate may be a facsimile. Certificates on which a facsimile signature of a former officer, transfer agent, or registrar appears may be issued with the same effect as if such person were an officer, transfer agent, or registrar on the date of issue.

     5.2) Stock Record. As used in these Bylaws, the term "stockholder" shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. The corporation shall keep, at its principal executive office or at another place or places within the United States determined by the Board, a share register not more than one year old containing the names and addresses of the stockholders and the number and classes of shares held by each stockholder. The corporation shall also keep at its principal executive office or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled (except as provided for in Section 5.4 of this Article 5).

     5.3) Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the stockholder named in the certificate (or the stockholder's legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares. The stockholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the corporation or to the transfer agent, shall be so expressed in the entry of transfer; and provided, further, that the Board of Directors may establish a procedure whereby a stockholder may certify that all or a portion of the shares registered in the name of the stockholder are held for the account of one or more beneficial owners.

     5.4) Lost Certificates. In the event any stockholder claims that a certificate of stock has been lost, stolen or destroyed, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate, as the Board of Directors may prescribe.

     5.5) Treasury Stock. Treasury stock shall be held by the corporation subject to disposal by the Board of Directors in accordance with the Delaware General Corporation Law, the Certificate of Incorporation and these Bylaws, and shall not have voting rights nor participate in dividends.


                                   ARTICLE 6.

                               GENERAL PROVISIONS

     6.1) Record Dates. In order to determine the stockholders entitled to notice of and to vote at a meeting, or entitled to receive payment of a dividend or other distribution, the Board of Directors may fix a record date which shall not be less than ten (10) days nor more than sixty (60) days preceding the date of such meeting or distribution. In the absence of action by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting shall be at the close of business on the day preceding the day on which notice is given, and the record date for determining stockholders entitled to receive a distribution shall be at the close of business on the day on which the Board of Directors authorizes such distribution.

     6.2) Dividends. Subject to the provisions of law and of the Certificate of Incorporation, the Board of Directors may declare dividends from the surplus or, if there is no surplus, the net profits of the corporation whenever and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.

     6.3) Surplus and Reserves. Subject to the provisions of law, the Board of Directors in its discretion may use and apply any of the capital or surplus of the corporation to purchase or acquire any of the shares of the capital stock of the corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from its surplus or net profits such sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, for the purpose of maintaining or increasing the property or business of the corporation, or for any other purpose it may think conducive to the best interests of the corporation.

     6.4) Fiscal Year. The fiscal year of the corporation shall be established by the Board of Directors.

     6.5) Seal. The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.

     6.6) Securities of Other Corporations.

                  (a) Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting; and (iii) to execute a written action in lieu of a meeting of such other company. At such meeting, by such proxy or by such writing in lieu of meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

                  (b) Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other company owned by the corporation which represent not more than ten percent (10%) of the outstanding securities of such other company, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.


                                   ARTICLE 7.

                                    MEETINGS

     7.1) Waiver of Notice. Whenever any notice whatsoever is required to be given by these Bylaws, the Certificate of Incorporation or any of the laws of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the actual required notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     7.2) Participation by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and communicate with each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     7.3) Consents. Any action of the Board of Directors or any committee of the Board which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the directors or by all of the members of such committee, as the case may be. No action shall be taken by the stockholders by written consent without a meeting.

                                   ARTICLE 8.

                                   AMENDMENTS

     8.1) Power to Amend. The Board of Directors shall have power to amend, repeal or adopt Bylaws, subject to the power of the stockholders to change or repeal such Bylaws and subject to any other limitations on such authority of the Board provided by the General Corporation Law of Delaware.

     The undersigned, Secretary of Sunrise International Leasing Corporation hereby certifies that the foregoing Bylaws were duly adopted as the Bylaws of the corporation by the first Board of Directors on August 28, 1997.


                                           /s/ Jeffrey G. Jacobsen
                                             Jeffrey G. Jacobsen, Secretary